                                                                    EXHIBIT 10.7

                           BURLINGTON BUSINESS CENTER
                            BURLINGTON, MASSACHUSETTS
                        LEASE dated as of August 23, 2004

                                    ARTICLE I

1.1   Reference Data

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:   GATEWAY ROSEWOOD, INC.

LANDLORD'S ORIGINAL ADDRESS:      c/o Lincoln Properties Company
                                  101 Arch Street
                                  Boston, Massachusetts  02110

LANDLORD'S CONSTRUCTION REPRESENTATIVE:

TENANT:  Manhattan Associates, Inc.
         a Georgia corporation

TENANT'S ORIGINAL ADDRESS:        2300 Windy Ridge Parkway
                                  7th Floor
                                  Atlanta, GA  30339
                                  Attn:  Director of Real Estate

TENANT'S CONSTRUCTION REPRESENTATIVE:    Joe Howard

TENANT'S FINAL PLANS DATE:        Not Applicable

SCHEDULED TERM COMMENCEMENT DATE:   October 1, 2004

RENT COMMENCEMENT DATE:               The date two (2) months after the Term
                                      Commencement Date. Tenant's obligation to pay Annual Fixed Rent shall not commence to accrue until the Rent Commencement Date
                                      ("Annual Fixed Rent Abatement Period")
                                      (i.e., Tenant shall have no obligation to pay Annual Fixed Rent during the first
                                      (1st) two (2) months of the Term of the
                                      Lease ("Abated Annual Fixed Rent").
                                      Notwithstanding anything to the contrary herein contained, if Tenant defaults at any time during the Term of the Lease and fails to cure such default within any applicable cure period under the Lease,

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                                      all Abated Annual Fixed Rent shall
                                      immediately become due and payable. The
                                      payment by Tenant of the Abated Annual
                                      Fixed Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Annual Fixed Rent Abatement Period, only Annual Fixed Rent shall be abated, and Electricity Charges and all other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.

TENANT'S SPACE:                 An area on the second (2nd) floor of Pod B of
                                the Building, containing approximately 16,422 rentable square feet, substantially as shown on Exhibit F attached hereto

TERM: The period commencing as of the Term Commencement Date and subject to Paragraph K of Exhibit B to the Lease, ending as of the date seventy-four (74) months after the Term Commencement Date ("Termination Date")

RENT YEAR:                      Any twelve month period during the term of the
                                Lease commencing as of the Rent Commencement
                                Date, or as of any anniversary of the Rent
                                Commencement Date

ANNUAL FIXED RENT:                Rent Year                Annual Fixed Rent   Monthly Payment
                                  ---------                -----------------   ---------------
                                  Term of Commencement
                                  Date through the end of
                                  Rent Year 2:             $295,596.00           $24,633.00
                                  3-5:                     $303,807.00           $25,317.25
                                  6:                       $312,018.00           $26,001.50

                                Subject to the definition of Rent Commencement Date above, Tenant has no obligation to pay Annual Fixed Rent prior- to the Rent Commencement Date.

TENANT'S ANNUAL
ELECTRICITY CHARGE:             $20,527.50 per annum (i.e., $1,710.63 per month)
                                (i.e., $1.25 per square foot of Rentable Floor
                                Area of the Premises per annum.

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TENANT'S TAX BASE:              The actual amount of Tax Expenses Allocable to
                                the Premises in respect of fiscal tax year 2005 (i.e., July 1, 2004 - June 30, 2005)

TENANT'S OPERATING EXPENSE BASE:            Subject to Section 2.6A(c), the
                                            actual amount of Operating Expenses
                                            Allocable to the Premises in respect
                                            of calendar year 2005

RENTABLE FLOOR AREA OF THE BUILDING:        175,423 Rentable Square Feet

PERMITTED USES:                 General business, office and
                                administration-related activities

PUBLIC LIABILITY INSURANCE:          Bodily Injury - $2,000,000.00 in the
                                     aggregate/$ 1,000,000.00 per occurrence.
                                     Property Damage - $2,000,000.00 in the
                                     aggregate/$ 1,000,000.00 per occurrence.

SECURITY DEPOSIT:          Twenty-Four Thousand Six Hundred Thirty-Three and
                           001/00 ($24,633.00) Dollars.

1.2   Exhibits.

      There are nine (9) incorporated as a part of this Lease:

                  EXHIBIT A - Description of Lot

                  EXHIBIT B - Landlord's Work

                  EXHIBIT C - Plans and Specifications for Landlord's Work

                  EXHIBIT D - Building Standard Tenant Improvements

                  EXHIBIT E - Landlord's Services

                  EXHIBIT F - Floor Plan

                  EXHIBIT G - Required Tenant Work General Conditions

                  EXHIBIT H - Building Rules and Regulations

                  EXHIBIT I - Building Alterations Rules and Regulations

                                       3
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1.3   Tables of Articles and Sections

ARTICLE I       .....................................................................    1
     1.1        Reference Data.......................................................    1
     1.2        Exhibits.............................................................    3
     1.3        Tables of Articles and Sections......................................    4

ARTICLE II      PREMISES, TERM AND RENT..............................................    7
     2.1        The Premises.........................................................    7
     2.2        Rights to Use Common Facilities......................................    7
     2.3        Landlord's Reservations..............................................    7
     2.4        Commencement of Term.................................................    8
     2.5        Monthly Fixed Rent Payments..........................................    8
     2.6        Adjustment for Operating Expenses....................................    9
     2.7        Adjustments for Real Estate Taxes....................................   11
     2.8        Due Date, Additional Rent; No Offsets................................   13

ARTICLE III     TENANT ALTERATIONS AND CONSTRUCTION..................................   13
     3.1        Alterations and Additions by Tenant..................................   13
     3.2        Real Estate Taxes on Leasehold Improvements..........................   15
     3.3        Landlord's Right to Make Alterations.................................   16

ARTICLE IV      LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS.......................   17
     4.1        Services Furnished by Landlord.......................................   17
     4.2        Additional Services Available to Tenant..............................   17
     4.3        Additional Air Conditioning Equipment................................   17
     4.4        Roof, Exterior Wall, Floor Slab, and Common Facility Repair..........   18
     4.5        Door Signs...........................................................   18
     4.6        Quiet Enjoyment......................................................   18

ARTICLE V       TENANT'S COVENANTS...................................................   19
     5.1        Payments.............................................................   19
     5.2        Repair and Yield Up..................................................   19
     5.3        Use..................................................................   19
     5.4        Obstructions, Items Visible from Exterior; Rules and Regulations.....   20
     5.5        Safety Appliances....................................................   20
     5.6        Assignment; Sublease.................................................   20
     5.7        Indemnity; Insurance.................................................   25
     5.8        Personal Property at Tenant's Risk...................................   25

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
        5.9        Right of Entry.......................................................   25
        5.10       Floor Load; Prevention of Vibration and Noise........................   26
        5.11       Personal Property Taxes..............................................   26
        5.12       Payment of Litigation Expenses.......................................   26
        5.13       Compliance with Insurance Regulations................................   26

ARTICLE VI CASUALTY AND TAKING..........................................................   27
        6.1        Termination or Restoration; Rent Adjustment..........................   27
        6.2        Eminent Domain.......................................................   28
        6.3        Temporary Taking.....................................................   28

ARTICLE VII DEFAULT.....................................................................   29
        7.1        Events of Default....................................................   29
        7.2        Damages..............................................................   29
        7.3        Landlord's Default...................................................   30

ARTICLE VIII MISCELLANEOUS..............................................................   31
        8.1        Computation of Rentable Floor Areas..................................   31
        8.2        Notice of Lease; Consent of Approval; Notices: Bind and Inure........   32
        8.3        Landlord's Failure to Enforce........................................   32
        8.4        Acceptance of Partial Payments of Rent; Delivery of Keys.............   33
        8.5        Cumulative Remedies..................................................   33
        8.6        Partial Invalidity...................................................   33
        8.7        Self-Help............................................................   33
        8.8        Tenant's Estoppel Certificate .......................................   34
        8.9        Waiver of Subrogation................................................   34
        8.10       All Agreements Contained.............................................   35
        8.11       Brokerage............................................................   35
        8 12       Submission Not an Option.............................................   35
        8.13       Applicable Law.......................................................   35
        8.14       Waiver of Jury Trial.................................................   35
        8.15       Holdover.............................................................   35
        8.16       Arbitration .........................................................   36
        8.17       Requirements of Law - Fines and Penalties............................   37
        8.18       Inability to Perform -Exculpatory Clause.............................   37
        8.19       Parties Bound - Seizin of Title .....................................   38
        8.20       Security Deposit.....................................................   38

ARTICLE IX RIGHTS OF PARTIES HOLDING PRIOR INTERESTS....................................   39
        9.1        Lease Subordinate....................................................   39
        9.2        Rights of Holder of Mortgage to Notice of Defaults by Landlord and to
                   Cure Same ...........................................................   40

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
ARTICLE X TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE.......................   40

ARTICLE XI TENANT'S EXPANSION RIGHTS............................................   41

ARTICLE XII ANTENNA AREA........................................................   43

ARTICLE XIII CONDITION OF LANDLORD'S EXECUTION..................................   47

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                                   ARTICLE II

                             PREMISES, TERM AND RENT

2.1   The Premises

      Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Tenant's Space in the Building. The demise herein excludes exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipe, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Tenant's Space with such exclusions is hereinafter referred to as "the Premises." The term "Building" means the building erected on the Lot by Landlord, and the term "Lot" means all, and also any part of, the land described in Exhibit A in whole or in part and subject to minor adjustments of the lot boundaries. "Property" means the Building and Lot.

2.2   Rights to Use Common Facilities

      Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, (c) if the Premises included less than the entire rentable area of any floor, the common toilets, corridors and elevator lobbies of such floor and (d) up to sixty-one (61) parking spaces in the common parking facilities adjacent to the Building (Tenant hereby acknowledging that parking is available on a first-come, first-served basis only); and no other appurtenant rights or easements. Landlord shall have no obligation to police the use of such parking spaces. Landlord shall have no obligation to police said common parking areas and Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the common parking areas. Landlord shall not be liable for any loss, injury or damage to persons using the common parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the common parking areas shall be at the sole risk of Tenant and its employees.

2.3   Landlord's Reservations

      Landlord reserves the right from, time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4   Commencement of Term

      Tenant shall have and hold the Premises for a period commencing on the date ("Term Commencement Date") which is the earlier of (a) the later of:

      (i) the Substantial Completion Date, as defined in Exhibit B to the Lease, or

      (ii) October 1, 2004, or

      (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses.

      If Landlord shall be unable to give possession of the Premises on the Scheduled Term Commencement Date because the Premises are not completed and ready for occupancy, or due to the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Premises or of the Building are not completed, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date, nor shall such failure affect the continuing validity of this Lease.

2.5   Monthly Fixed Rent Payments

      Tenant shall pay, without notice or demand, monthly installments of 1/12 of (a) the Annual Fixed Rent, and (b) a charge ("Annual Electricity Charge") equal to $1.25 per annum for each square foot of Rentable Floor Area of the Premises for tenant electricity, as described in paragraph VI (A) of Exhibit E, in advance oil the first day of each month for each full calendar month of the Term, and the corresponding fraction of said amounts for any fraction of a calendar month at the beginning or end of the Term. Notwithstanding the provisions hereof, Tenant shall pay the first monthly installment of Annual Fixed Rent on the execution of this Lease.

      Rental and any other sums due hereunder not paid within ten (10) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two (2) percentage points over the so-called prime rate then currently from time to time charged by Bank of America, or its successor, or at any applicable lesser maximum legally permissible rate for debts of this nature.

      In addition, should Tenant fail to pay when due rental and any other sums due hereunder, Tenant acknowledges that Landlord will incur additional administrative expenses which are difficult to determine. Therefore, in such event, Landlord may assess against Tenant, from and after the tenth (10th) day following the date on which any sum shall be due and payable, a late payment fee ("Late Fee") equal to three (3%) percent of the sum due from Tenant to Landlord. Notwithstanding the foregoing, Landlord hereby agrees to waive the Late Fee with respect to the first two late payments (i.e., any payment which are not paid within ten (10) days of the due date) in any twelve month period.

2.6   Adjustment for Operating Expenses

      A.    Terms used herein are defined as follows:

            (a) "Operating Year" shall mean any 12 month period elected by Landlord for operating purposes. Landlord's current Operating Year commences on January 1 of each year. If Landlord should elect to change said Operating Year, Landlord shall notify Tenant thereof, and all calculations required to be made at the end of an Operating Year shall be made and proportioned accordingly.

            (b) "Operating Expenses for the Property" means the cost of operation of the Property which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, and items of expense referred to in Section 2.7 hereof, but shall include, without limitation, the following: Premiums for insurance carried with respect to the Property (including insurance against loss in case of fire or casualty, rent interruption insurance, and any insurance required by Landlord's mortgagee); compensation and all fringe benefits, Workmen's Compensation Insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, repairing, maintaining, or cleaning of the Building or Lot; steam, water, sewer, gas, oil and telephone charges; electricity provided to the Building and to electricity provided to the tenanted areas ("Premises Electricity") to the extent that the cost of Premises Electricity exceeds $1.25 per square foot of Rentable Floor Area of the Building per annum); cost of building and cleaning supplies and equipment; related equipment, facilities and appurtenances, elevators, cooling and heating equipment, provided, however, that
(i) if, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly includible in Operating Expenses for the Operating Year in which they were made, there shall nevertheless be included in such Operating Expenses and in Operating Expenses for each succeeding Operating Year the amount, if any, by which the annual charge-off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the annual charge-off of the capital expenditure for the item being replaced; and (ii) if a new capital item is acquired which does not replace another capital item which has worn out, has become obsolete, etc., then there shall be included in Operating Expenses for each Operating Year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of life thereof [The useful life shall be reasonably determined by Landlord in accordance generally accepted accounting principles and practices in effect at the time of acquisition of the capital item], and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure at an annual rate of either one percentage point over the AA Bond rate [Standard & Poor's corporate composite or, if unavailable, its equivalent] as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual [including fluctuating] rate paid by Landlord in financing the acquisition of such capital item.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Expenses for the Property, including, without limitation, energy-related costs, and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid; cost of maintenance, cleaning and repairs, cost of snow removal and care of landscaping; payments under service contracts with independent contractors or subsidiaries or affiliates of Landlord; management fees to the extent the same do not exceed market rate management fees charged with respect to comparable buildings in the Town of Burlington; and all other expenses paid in connection with the operation, repair, cleaning and maintenance of the Building and Lot.

            (c) If during all or part of any Operating Year (including, without limitation, the base year of 2005), Landlord is not performing or furnishing any item to any portion of the Building (the cost of which, if performed or furnished by Landlord to such portion of the Property would constitute a part of Operating Expenses for the Property) on account of (a) such portion of the Building not being occupied or leased, (b) such item not being required or desired by a tenant, (c) any tenant itself obtaining or providing such item, or
(d) any other reason, whether similar or dissimilar to the foregoing; then, Operating Expenses for the Property shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had performed or furnished such item to 100% of the Building.

            (d) "Operating Expenses Allocable to the Premises", as may be adjusted pursuant to Subparagraph (c) hereof, shall mean Operating Expenses for the Property, multiplied by a fraction, which is equal to the greater of: (i) ninety-five (95%) percent of the ratio of the Rentable Floor Area of Tenant's Space to the Rentable Floor Area of the Building, or (ii) the ratio of the Rentable Floor Area of Tenant's Space to the Rentable Floor Area of the Building actually leased on an average annual basis for said Operating Year.

            (e) The "Statement" shall mean a statement rendered to Tenant by Landlord within 90 days or as soon thereafter as reasonably possible after the end of each Operating Year. The Statement shall be in reasonable detail, certified by Landlord's representative, and show the Operating Expenses for the Property, the Operating Expenses Allocable to the Premises, amounts already paid by Tenant for Operating Expenses Allocable to the Premises (including Tenant's Operating Expense Base, amounts received on account of

Annual Electricity Charge pursuant to Section 2.5 hereof, and amounts paid pursuant to part C of this Section 2.6), and the amount of Operating Expenses Allocable to the Premises remaining due from or overpaid by Tenant for the Operating Year or fraction thereof covered by the Statement with appropriate prorations for fractional years.

      B. If with respect to any Operating Year of the Term, Operating Expenses Allocable to the Premises exceed Tenant's Operating Expense Base, then Tenant shall pay to Landlord as additional rent the amount of such excess ("Operating Expense Excess"). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. Appropriate prorations shall be made for those periods at the beginning or end of the Term which are less than a full Operating Year (Tenant's Operating Expense Base includes the $1.25 per Rentable Square Foot charge for Annual Electricity Charge to be paid pursuant to Section
2.5 hereof).

      Within 30 days after the date of delivery of such Statement, Tenant shall pay to Landlord or Landlord shall pay to Tenant as the case may be, the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6, except that Landlord may at its option credit any amounts due from it to Tenant against monthly installments of Annual Fixed Rent next thereafter coming due.

      C. Commencing on the first day of the first month following the delivery to Tenant of the Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant shall pay to Landlord, on account of Tenant's share of increases in Operating Expenses Allocable to the Premises anticipated by Landlord for the then current Operating Year, 1/12th of the difference between Operating Expenses Allocable to the Premises calculated by Landlord on the basis of the most recent Operating Expense data or budget available from time to time, and Tenant's Operating Expense Base.

2.7   Adjustments for Real Estate Taxes

      Terms used herein are defined as follows:

      (a) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

      (b) In any Tax Year when the Building has an average annual occupancy rate of less than 95% then "Tax Expenses Allocable to the premises" means the same proportion of the Landlord's Tax Expenses as Rentable Floor Area of Tenant's Space bears to 95% of the Rentable Floor Area of the Building.

      (c) In any Tax Year when the Building has an average annual occupancy rate of 95% or more "Tax Expenses Allocable to the Premises" means the same proportion of Landlord's Tax Expenses as Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building actually leased on an average annual basis for said Tax Year.

      (d) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatements actually received with respect to that Tax Year.

      (e) "Real Estate Taxes" means all taxes, levies, betterments, and special assessments of every kind and nature assessed by National, State, Municipal or by any other governmental authority on the Lot or the Building or the Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing, operating, use or occupancy of the Lot, the Building, and the Property or based upon rentals derived therefrom; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable therein) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem tax of real property shall be changed so that in lieu of or in addition to the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, than any and all of such taxes shall be included within the term "Real Estate Taxes" but only to the extent that the same would be payable if the Lot, Building or Property were the only property of Landlord.

      If with respect to any Tax Year of the Term, Tax Expenses Allocable to the Premises exceed Tenant's Tax Base, then Tenant shall pay to Landlord as additional rent the amount of such excess ("Tax Excess"). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.7. Appropriate prorations shall be made for those periods at the beginning or end of the Term which are less than a full Tax Year. Within ninety (90) days or as soon thereafter as reasonably possible after the end of such first Tax Year or fraction thereof at the beginning of the Term, and of each succeeding Tax Year during the Term and within ninety (90) days or as soon thereafter as reasonably possible after lease termination, Landlord shall render to Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding Tax Year or fraction thereof, as the case may be, Landlord's Tax Expenses for the Property, and Tax Expenses Allocable to the Premises.

      Commencing on the first day of the first month following the delivery to Tenant of the statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such statement, Tenant shall pay to Landlord, on account toward Tenant's share of increases in Tax Expenses Allocable to the Premises anticipated for the then current Tax Year, 1/12th of the total amount of Tax Expenses Allocable to the Premises as shown on the most recent such statement delivered to Tenant. The statements to be rendered to Tenant referred to above shall also show for the preceding Tax Year amounts of Real Estate Taxes already paid by Tenant on account for such year and the amount of Tax Expenses Allocable to the Premises remaining due from or overpaid by Tenant for the Tax Year or fraction thereof covered by the statement. Within 30 days after the date of delivery of such statement, Tenant shall pay to Landlord or Landlord shall pay to Tenant as the case may be, the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7, except that Landlord may at its option credit any amounts due from it to Tenant against installments of Annual Fixed Rent and other charges due under the Lease next thereafter coming due; provided however, that if such statement is delivered after the termination of the term of the Lease, Landlord shall reimburse Tenant for the amount of any overpayment on account of Tax Expenses Allocable to the Premises to the extent that it exceeds any amount then due from Tenant to Landlord.

      To the extent that Real Estate Taxes shall be payable to the taxing authority in installments for periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments with respect to such periods rather than with respect to such full Tax Year.

2.8   Due Date, Additional Rent, No Offsets

      Except as otherwise specifically provided herein, all sums, amounts, items or charges payable by Tenant to Landlord under this Lease shall be considered as additional rent, and shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable or on the tenth day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent. Annual Fixed Rent and additional rent shall be paid by Tenant to Landlord without offset or deduction.

                                   ARTICLE III

                      TENANT ALTERNATIONS AND CONSTRUCTION

3.1   Alterations and Additions by Tenant

      (a) This Section 3.1 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's Space except in accordance with plans and specifications and a time schedule therefor first approved by Landlord in writing. All alterations and additions to Tenant's Space shall equal or exceed the specifications and quantities provided in Exhibit D. No amendments or additions to Tenant's approved plans shall be made without the prior written consent of Landlord. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside the Premises, or (b) will delay completion of the Premises or Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaption will be made prior to such termination without expense to landlord.

      (b) All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. Landlord may elect to require Tenant at the expiration or sooner termination of the term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date.

      (c) All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord in such manner as to not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. In the event that Tenant shall engage its own contractors to perform such work, Tenant shall pay to Landlord the cost of services provided by Landlord or Landlord's contractor to Tenant and to Tenant's contractors while performing such work, which services shall include, but not be limited to, cleaning, security, rubbish removal, electricity, toilet facilities, and elevators. Tenant's contract with any such contractors shall include the Required Tenant Work General Conditions attached hereto as Exhibit G, and Landlord shall have the right to enforce such General Conditions directly against any of Tenant's contractors. Tenant shall defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Except for work by Landlord's general contractor, Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry Workmen's Compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees, Automobile Liability Insurance and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than, with respect to public liability insurance, the applicable Minimum Liability Insurance Limit, as hereinafter defined and with respect to property damage insurance, the applicable Minimum Liability Insurance Limit (all insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors, and to deliver to Landlord certificates of all such insurance. With respect to any alteration, addition, or installation made by, or on behalf of Tenant, the cost of which exceeds One Hundred Thousand ($100,000.00) Dollars (referred to herein as "Bonded Project"), no installations or work shall be undertaken or begun by Tenant until Tenant has either: (i) procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and filed lien bonds on behalf of such contractors, laborers and suppliers, or (ii) obtained other appropriate protective measures, approved by Landlord. The "Minimum Liability Insurance Limit" for any general contractor which performs construction work within the Premises shall be $5,000,000.00, and the Minimum Liability Insurance Limit for all other contractors (e.g. furniture movers, telecommunications installation contractors, etc.) and all subcontractors shall be $2,000,000.00.

      (d) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for or any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

      (e) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors.

3.2   Real Estate Taxes on Leasehold Improvements

      If under Massachusetts law or regulations, the tax assessor is required to include leasehold (real property) improvements in determining the assessed value of the Building, then to the extent that Tenant makes leasehold improvements (including Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements) which are in excess of the Building Standard Tenant Improvements set forth in Exhibit D, whether done prior to or after the commencement of the Term of this Lease, Tenant shall pay the real estate taxes attributable to the value of such excess leasehold improvements throughout the Term of this Lease within thirty (30) days after being billed therefor by Landlord.

3.3   Landlord's Right to Make Alterations

      Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements (collectively "Alterations') in or to the Building (including the Premises, provided however, that no Alterations shall be made with the Premises in the volume below the ceiling, outside of the walls, and above the floor without obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld conditioned or delayed) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right to access to, or unreasonable interference with the use of the premises by Tenant. Nothing contained in this Section 3.3 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passes and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right to access to, or unreasonable interference with the use of the Premises by Tenant.

      Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, however the necessity may occur. Subject to Section 8.18, in case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor except as expressly otherwise provided in Section 6.1 shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

Landlord covenants:

4.1   Services Furnished by Landlord

      To furnish services, utilities, facilities and supplies ("Landlord's Services") set forth in Exhibit E, which Landlord's Services Landlord shall have the right to change, from time to time, provided that Landlord's Services (i.e., at the time that Landlord changes such services) shall be equal in quality to those customarily provided by landlords in comparable buildings in the Burlington area.

4.2   Additional Services Available to Tenant

      To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Burlington area upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.3   Additional Air Conditioning Equipment

      In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense (provided however, that Landlord's Contribution, as defined in Paragraph C of Exhibit B towards the cost of installing such equipment), but only if Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld and if the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amounts as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

4.4   Roof, Exterior Wall, Floor Slab, and Common Facility Repair

      Except as otherwise provided in Article VI to make such repairs to the roof, exterior walls, floor slabs, and common areas and facilities as may be necessary to keep them in serviceable condition, the expense of which shall be charged in accordance with Section 2.6.

4.5   Door Signs

      To provide and install, at Landlord's expense, letters or numerals on doors in the Premises to identify Tenant's name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises if the same are visible from anywhere outside of the Premises other than the elevator lobby.

4.6   Quiet Enjoyment

      Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to any instrument to which this Lease is subject and subordinate.

4.7   Indemnification

      Landlord, subject to the limitations on Landlord's liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party for damage to property or injuries to persons sustained or occurring in the Building to the extent arising from the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

4.8   Liability Insurance

      Landlord shall maintain, in responsible companies qualified to do business, and in good standing, in Massachusetts public liability insurance covering the Premises insuring Landlord with a limit of not less than $5,000,000.00. Such insurance may be effected with a combination a base policy and umbrella insurance.

                                    ARTICLE V

                               TENANT'S COVENANTS

      Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1   Payments

      To pay when due all Annual Fixed Rent and additional rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit E) and, as further additional rent, all charges for additional services rendered pursuant to Section 4.2;

5.2   Repair and Yield Up

      Except as otherwise provided in Article VI and Section 4.4, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls of the Building unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted; and at the expiration or termination of this Lease, peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.

      Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same at its option, against the expenses of the sale, the cost of moving any storage, any arrears of Annual Fixed Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Section 7.2 hereof or pursuant to law.

5.3   Use

      A. From the commencement of the Term to only use and occupy the Premises for the Permitted uses, and not to injure or deface the Premises, Building or Lot, nor to permit in the Premises any auction sale, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of first class quality in maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building.

      B. Notwithstanding anything to the contrary in the Lease contained, if Tenant shall abandon or vacate the Premises for a period of no less than one hundred twenty (120) days, then Landlord shall have the right to terminate this Lease upon written notice to Tenant. Such termination shall not be deemed to be based upon the default of Tenant under this Lease, provided that Tenant is then in compliance with all of its obligations under the Lease.

5.4   Obstructions, Items Visible from Exterior; Rules and Regulations

      Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, or which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations.

5.5   Safe Appliances

      To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall be construed to broaden in any way Tenant's Permitted Uses.

5.6   Assignment; Sublease

      A. Except as provided in this Section 5.6: (i) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space for mailing privileges, by anyone other than Tenant, or for any use or purposes other than the Permitted Uses stated in Article 1, and (ii) in no event shall Tenant have the right to sublet the Premises, or any portion thereof, or to offer or advertise the

Premises, or any portion thereof, for subletting. Notwithstanding the foregoing, it is hereby expressly understood and agreed, however, if Tenant is a corporation, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer to assign its interest in this Lease to any corporation ("Permitted Tenant Successor") into which Tenant is merged or with which Tenant is consolidated which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement ("Assumption Agreement") in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Section 5.6 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

      B. Notwithstanding anything to the contrary in the Lease contained:

                  1. Tenant shall, prior to offering or advertising the Premises, or any portion thereof for sublease or assignment, other than to a Permitted Tenant Successor or Affiliated Entity, as defined in this Section 5.6, give Landlord a Recapture Offer, as hereinafter defined.

                  2. For the purposes hereof a "Recapture Offer" shall be defined as a notice in writing from Tenant to Landlord which:

                        (a) States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

                        (b) Identifies the affected portion of the Premises ("Recapture Premises").

                        (c) Identifies the period of time ("Recapture Period") during which Tenant proposes to sublet the Recapture Premises or to assign its interest in the Lease.

                        (d) Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease pro tanto in respect of the Recapture Period (i.e., the term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and

                              Tenant's rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the premises then demised to Tenant).

                  3. Landlord shall have the applicable Offer Period, as hereinafter defined, to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant's interest in the Lease, as the case may be, to a Qualified Transferee, as hereinafter defined. If the Recapture Premises is 10,000 square feet of Total Rentable Area or less, then the Offer Period shall be thirty (30) days after Landlord receives the Recapture Offer in question. If the Recapture Premises exceeds 10,000 square feet of Total Rentable Area, then the Offer Period shall be forty-five (45) days after Landlord receives the Recapture Offer in question.

                  4. For the purposes hereof, a "Qualified Transferee" shall be defined as a person, firm or corporation which, in Landlord's reasonable opinion:

                        (a)   is financially responsible and of good reputation;

                        (b) is engaged in a business, the functional aspects of which, with respect to the premises, are similar to the use of other premises made by other office space tenants in the Building; and

                        (c) is not a tenant or subtenant of premises in the Building.

                  5. Notwithstanding anything to the contrary in this Paragraph B contained:

                        (a) If Tenant is in default of its obligations under the Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a "reasonable" reason for Landlord withholding its consent to any proposed subletting or assignment; and

                        (b) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty
                              (180) days after the earlier of: (x) the expiration of the applicable Offer Period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred eighty (180) day period unless Tenant again offers, in accordance with this Paragraph B, either to terminate or to suspend the Lease in respect of the portion of the premises proposed to be sublet (or in respect of the entirety of the premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend the Lease pursuant to this Paragraph B, any such subsequent offers shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the Lease pursuant to this Paragraph B, provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be fifteen (15) days.

      C. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent and without giving Landlord a Recapture Offer to assign its interest in this Lease and to sublease the Premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement. For the purposes hereof, an "Affiliated Entity" shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant. For the purposes hereof, control shall mean the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question.

      D. If Tenant is an individual who uses and/or occupies the Premises with partners, or Tenant is a partnership, then:

            (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

            (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

      E. The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

      F. If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, then due and hereafter becoming due, but no assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Section 5.6 or the continuing liability of the Tenant named in Article I as the party-Tenant under this Lease. No assignment or subletting or use of the premises by an affiliate of Tenant shall affect the Permitted Uses for which the premises may be used as stated in Article 1.

      G. In the event of an assignment of this Lease or a sublease of the Premises or any portion thereof to anyone other than a Permitted Tenant Successor or an Affiliated Entity, Tenant shall pay to Landlord fifty (50%) percent of any Net Sublease Profits (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, "Net Sublease Profit": (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys' fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, "Sublease Expenses"), and (2) be payable concurrently with the payment to be made by the assignee to Tenant. In the case of a sublease, "Net Sublease Profit": (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the premises or allocable to the sublet portion thereof, plus a monthly amount equal to the Sublease Expenses divided by the number of months in the term of the sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant's payment of rent to Tenant under the sublease.

5.7   Indemnity; Insurance

      To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) arising from
(a) the negligence or willful misconduct of Tenant, or of Tenant's employees, agents or contractors, or (b) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or of Landlord's employees, agents, or contractors; to maintain in responsible companies qualified to do business, and in good standing, in Massachusetts public liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Article I and from time to time during the Term shall be for such higher limits, if any as are customarily carried in the Burlington area with respect to similar properties, and Workmen's Compensation Insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof bearing the endorsement that the policies will not be cancelled until after ten (10) days' written notice to Landlord.

5.8   Personal Property at Tenant's Risk

      That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or, subject to Section 8.9, to the extent caused by the negligence or willful misconduct of Landlord, or Landlord's agents, employees or contractors.

5.9   Right of Entry

      To permit Landlord and its agents: to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective Tenants during the nine months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

      Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand or any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purposes of taking possession of, or removing, Tenant's property or for any other lawful purposes (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representation of the fire, police, building, sanitation or other department of the city, state or federal governments.

5.10  Floor Load; Prevention of Vibration and Noise

      Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as properly to distribute the weight thereof; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

5.11  Personal Property Taxes

      To pay promptly when due all taxes which may be imposed upon personal property (including without limitation, fixtures and equipment) in the Premises to whomever assessed.

5.12  Payment of Litigation Expenses

      In the event of any litigation between the parties, the losing party will reimburse the prevailing party for its reasonable attorney's fees and court costs incurred in connection with such litigation.

5.13  Compliance with Insurance Regulations

      Not to do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the terms of the Massachusetts standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; Tenant shall, at its own expense, comply with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Premises in a manner which increases the rate of fire insurance upon the building or on any property or equipment located therein.

                                   ARTICLE VI

                               CASUALTY AND TAKING

6.1   Termination or Restoration; Rent Adjustment

      A. In case during the Term all or any material part of the Premises or the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within three
(3) months after the casualty or taking specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 15 nor more than 30 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section 6.1), subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord) to put the Premises, or in case of taking what may remain thereof (excluding in case of both casualty and taking any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.2), into proper condition for use and occupation and a just proportion of the Annual Fixed Rent and additional rent according to the nature and extent of the injury shall be abated from the date of such casualty or taking until the Premises or such remainder shall have been put by Landlord in such condition; and in case of taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and additional rent shall be abated for the remainder of the Term.

      B. In the event that the premises or the Building are damaged by fire or other casualty to such an extent so as to render the premises untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within one hundred eighty (180) days after the date of such fire or other casualty for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

            (1) Said notice shall be given after said one hundred eighty day period.

            (2) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

            (3) If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

            (4) If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

6.2   Eminent Domain

      Except for award to Tenant for moving expenses and lost profits, and except for any separate award which does not reduce Landlord's award (collectively "Tenant Awards"), Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to all such awards other than Tenant Awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from to time request. Tenant hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof if Tenant fails, without cause, to execute such assignments within ten (10) days of written request therefore.

6.3   Temporary Taking

      In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                                   ARTICLE VII

                                     DEFAULT

7.1   Events of Default

      If (a) Tenant shall neglect or fail to perform or observe any of Tenant's covenants or agreements herein, including the obligation to pay, when due, Annual Fixed Rent or additional rent, and such failure continues, in the case of Annual Fixed Rent or additional rent, for more than ten (10) days, or in any other case, for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days, provided however, that no such notice need be given and no such default shall be curable if on two (2) prior occasions within the same calendar year there had been a default which had been cured after notice thereof had been given by Landlord to Tenant as herein provided; or if Tenant or any guarantor or any guarantor of any of Tenant's obligations under this Lease, (b) is not paying its debts as such debts become due, becomes insolvent, seeks relief under any chapter of the U.S. Bankruptcy Code (or any insolvency or similar law of any jurisdiction), or (c) proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors; or (d) makes an assignment or trust mortgage for the benefit of creditors or (e) if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor, or (f) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Section 5.6 hereof then, in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists and without further notice, terminate this Lease by entry by Landlord or upon the giving of notice to Tenant, and this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2   Damages

      In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Fixed Rent and additional rent accrued under Section 2.5, 2.6 and 2.7 in the 12 months ended next following such termination plus the amount of Annual Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

      Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.3   Landlord's Default

      A. Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure said default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default.

      B. Except as otherwise expressly provided in the Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant's obligation to pay

Annual Fixed Rent or other charges under the Lease abate based upon any default by Landlord of its obligations under the Lease.

      C. Notwithstanding anything to the contrary in this Lease contained, if the Premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the Premises or a portion thereof untenantable) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected and if Tenant ceases to use the affected portion of the Premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Annual Fixed Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For the purposes hereof, the "Landlord Service Interruption Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control. The provisions of Paragraph B of this Section 7.3 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Section VI).

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1   Computation of Rentable Floor Areas

      For all purposes of this Lease, (a) the rentable area for single tenant office floors is the gross area of the floor measured from the plane of the inside surface of the exterior glass line deducting therefrom the non rentable areas of the floor and adding a pro-rata share of the building common area, but allowing no deductions for columns or projections within such floor, (b) the rentable area for multi-tenant office floors is the gross area of Tenant's Space measured from the plane of the inside surface of the exterior glass line to the middle of the demising walls, and adding a pro-rata share of the building common areas and of the floor common area, but allowing no deductions for columns or projections within such floor, (c) non-rentable areas of the floor are: public elevator shafts and elevator machine rooms, machinery shafts and common stairways and stairwells, (d) floor common areas are restrooms, elevator lobby, janitor closets, common corridors, and mechanical rooms, (e) the building common area is the first floor lobby, loading dock, mail room, electrical equipment, mechanical room and health club.

8.2   Notice of Lease; Consent of Approval; Notices; Bind and Inure

      The titles of the Articles are for convenience only and are not to be considered in construing this Lease. Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly given when mailed by registered or certified mail, return receipt requested or reputable national overnight courier. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the person designated until notice to the contrary is received by Tenant from Landlord. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of ownership.

8.3   Landlord's Failure to Enforce

      The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation. The receipt by Landlord of Annual Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.4   Acceptance of Partial Payments of Rent; Delivery of Keys

      No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.

8.5   Cumulative Remedies

      The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.6   Partial Invalidity

      If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.7   Self Help

      If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 2 1/2 percentage points over the then prevailing prime rate in Boston as set by The First National Bank in Boston) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately or on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.8   Tenant's Estoppel Certificate

      Tenant agrees from time to time, upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 8.8 maybe relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.

8.9   Waiver of Subrogation

      In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of' such insurance coverage, whether or not actually procured by Landlord.

      In any case in which Landlord or Landlord's agents shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord and Landlord's agents as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

      The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Having obtained such clauses and/or endorsements each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from firm or other perils covered by such property insurance.

8.10  All Agreements Contained

      This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

8.11  Brokerage

      Landlord and Tenant each warrant that they have had no dealings with any broker or agent other than CB Richard Ellis and Meredith & Grew (the "Brokers") in connection with the Lease and covenant to defend, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent, other than the Brokers, claiming by or through them with respect to dealings in connection with this Lease or the negotiation thereof.

8.12  Submission Not an Option

      The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease.

8.13  Applicable Law

      This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

8.14  Waiver of Jury Trial

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder. Tenant's use or occupancy of the Premises, and/or claim of injury or damages.

8.15  Holdover

      Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) the Holdover Percentage, as hereinafter defined, of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease or (y) the fair market value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. For purposes hereof, the "Holdover Percentage" shall mean one hundred fifty percent (150%). In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.16  Arbitration

      Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the Superior Court of the Commonwealth of Massachusetts. The parties consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and further agree that any process or notice of motion or other application to the Superior Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty
(20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment is in issue, the amount billed by Landlord having been paid by Tenant.

8.17  Requirements of Law - Fines and Penalties

      Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

8.18  Inability to Perform - Exculpatory Clause

      This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacement, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance or inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

      Tenant shall neither assert nor seek to enforce any claim or breach of this Lease against any of Landlord's assets other than Landlord's equity interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord or Landlord's agents under this Lease or otherwise, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals, agents or representatives, and the like, disclosed or undisclosed, thereof) ever by personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in the Building, as aforesaid. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential damages. If by reason of Landlord's failure to complete construction of the Premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

      In no event shall Tenant (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals, agents or representatives, and the like, disclosed or undisclosed, thereof) ever by personally liable for any liability of Tenant under this Lease. In no event shall Tenant (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential damages; provided however, that nothing herein shall relieve Tenant from any liability in the event that Tenant breaches its obligations under Section 8.15 of this Lease.

8.19  Parties Bound - Seizin of Title

      The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 5.6 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Section 8.19 shall not be construed as modifying the default provisions contained in Article VII hereof.

      If, in connection with or as a consequence of the sale, transfer or other disposition of Landlord's interest in the Building, any party who is Landlord ceases to be the owner of the reversionary interest in the Premises, Landlord, upon written notice to Tenant, shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

8.20  Security Deposit

      The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Annual Fixed Rent or to cure any uncured default by

Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Share of any Tax Expenses Allocable to the Premises or Operating Expenses Allocable to the Premises in accordance with Article II hereof for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the expiration of the Term hereof. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

                                   ARTICLE IX

                    RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1   Lease Subordinate

      This Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building, or both, which are separately and together hereinafter in this Article IX referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidation, replacements and extensions thereof and all substitutions therefor, provided that the holder thereof enters into an agreement with Tenant by the terms of which such holder will agree to recognize the rights of tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale, provided however, that such holder shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Annual Fixed Rent for a period greater than one (1) month, made without the consent of such holder where such consent is required by the applicable instrument. Notwithstanding the foregoing any such holder may at its election subordinate its mortgage to this Lease without the consent or approval of Tenant. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 9.1. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of the holder; and the failure or refusal of such holder to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval. Tenant hereby irrevocably constitutes and appoints Landlord or any holder, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such holder has made written request therefor.

      Landlord represents to Tenant that, as of the date of this Lease, there are no mortgages affecting the Building. Landlord agrees that, as to any future mortgages affecting the Building, Landlord shall use reasonable efforts to obtain from the holder of such mortgage a written instrument in recordable form and in the customary form of such mortgagee that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession hereunder will not be disturbed by any default in and/or foreclosure of, such mortgage.

9.2 Rights of Holder of Mortgage to Notice of Defaults by Landlord and to Cure Same

      No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and
(ii) such mortgagees after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

                                    ARTICLE X

                 TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE

      A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of any of its monetary obligations under the Lease or in any other material covenants and obligations under the Lease beyond any applicable period of notice and cure, and that only Manhattan Associates, Inc., itself, and/or a Permitted Tenant Successor and/or Affiliated Entity, each as defined in Section 5.6 are occupying the entirety of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional three (3) year term, such additional term commencing as of the expiration of the initial term of the Lease. Tenant may exercise such option to extend by giving Landlord written notice on or before the date nine (9) months prior to the expiration date of the initial term of the Lease. Upon the timely giving of such such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease (including, without limitation, Tenant's Operating Expense Base and Tenant's Tax Base), except that Landlord shall have no obligation to construct or renovate the Premises and that the Annual Fixed Rent and the Annual Electricity Charge during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Article X.

      B. Annual Fixed Rent

      The Annual Fixed Rent during the additional term shall be as follows:

Rent Year         Annual Fixed Rent         Monthly Payment
---------         -----------------         ---------------
 8:                $336,651.00                $28,054.25
 9:                $344,862.00                $28,738.50
10:                $361,284.00                $30,107.00

      C. Tenant shall have no further option to extend the term of the Lease other than the one (1) additional three (3) year term herein provided.

      D. Notwithstanding the fact that upon Tenant's exercise of the herein option to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Article X, unless otherwise specifically provided in such lease amendment.

                                   ARTICLE XI

                            TENANT'S EXPANSION RIGHTS

      On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease and that Manhattan Associates, Inc., itself, and/or a Permitted Tenant Successor and/or Affiliated Entity, each as defined in Section 5.6 are occupying the entirety of the Premises then demised to Tenant, both at the time that Tenant gives a Tenant Request, as hereinafter defined, and as of the Term Commencement Date in respect of the Expansion Premises, Tenant shall have the following right to lease the Expansion Premises, as hereinafter defined.

      A. Definition of Expansion Premises

      "Expansion Premises" shall be defined as any separately demised area located on the second (2nd) floor of Pod B of the Building which is contiguous to the Premises initially demised to Tenant. The Expansion Premises are currently vacant.

      B. Exercise of Tenant's Right to Lease the Expansion Premises

      Tenant has the right to give Landlord a written request ("Tenant's Request") on or before the date two (2) years prior to the expiration of the then current Term of the Lease to ask Landlord whether the Expansion Premises are available for lease to Tenant, as hereinafter defined. The Expansion Premises shall be deemed to be available to Tenant if, at the time that Landlord receives such Tenant's Request, Landlord has not entered into a lease for the Expansion Premises with a third party and Landlord is not then presently negotiating in good faith to enter into a lease of the Expansion Premises with a third party at the time Landlord receives such Tenant's Request. Landlord shall, on or before the date five (5) business days of Tenant's Request, give written notice ("Landlord's Response") to Tenant advising Tenant as to whether the Expansion Premises are then available for lease to Tenant. If the Expansion Premises are then available for lease to Tenant, Tenant shall have the right, which right shall be exercisable b written notice ("Tenant's Exercise Notice") given by Tenant to Landlord on or before the date five (5) days after receipt of Landlord's Response, to lease the Expansion Premises. If Landlord advises Tenant that the Expansion Premises are not then available for lease to Tenant, or if Tenant does not timely give Tenant's Exercise Notice, Tenant shall have no right to lease the Expansion Premises in response to Tenant's Request, but Tenant shall have the right to give subsequent Tenant's Requests pursuant to the provisions of this Article XI.

      C. Lease Provisions Applying to Expansion Premises

      The leasing to Tenant of the Expansion Premises shall be upon all of the same terms and conditions of the Lease applicable to the Premises initially demised to Tenant, except as follows:

            (1) Term Commencement Date

      The Term Commencement Date in respect of the Expansion Premises shall be the date Landlord receives Tenant's Exercise Notice.

            (2) Rent Commencement Date

      The Rent Commencement Date in respect of the Expansion Premises shall be the Term Commencement Date in respect of the Expansion Premises.

            (3) Annual Fixed Rent

      The Annual Fixed Rent rental rate in respect of the Expansion Premises shall be the same Annual Fixed Rent rental rate as is then in effect in respect of the Premises initially demised to Tenant under this Lease, from time to time, and rental rate applicable to Tenant's Annual Electricity Charge in respect of the Expansion Premises shall be the same Tenant's Annual Electricity Charge rental rate as is then in effect in respect of the Premises initially demised to Tenant under this Lease, from time to time.

            (4) Operating Expense Base

      The Operating Expense Base in respect of the Expansion Premises shall be, subject to Section 2.6A(c) of the Lease, the actual amount of Operating Expenses Allocable to the Premises in respect of calendar year 2005.

            (5) Tax Base

      The Tax Base in respect of the Expansion Premises shall be the actual amount of Tax Expenses Allocable to the Premises in respect of fiscal tax year 2005 (i.e., July 1, 2004 - June 30, 2005).

            (6) Condition of Expansion Premises

      Tenant shall take the Expansion Premises "as-is" in its then (i.e., as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare the Expansion Premises for Tenant's occupancy and with no obligation on the part of Landlord to provide any allowance to Tenant on account of Tenant's demise of the Expansion Premises. Without limiting the foregoing, Exhibit B of the Lease shall have no applicability to the Expansion Premises.

      D. Execution of Lease Amendments

      Notwithstanding the fact that Tenant's exercise of the above-described option to lease the Expansion Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the Expansion Premises. The execution of' such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease the Expansion Premises, unless otherwise specifically provided in such lease amendment.

                                   ARTICLE XII

                                  ANTENNA AREA

      Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install a satellite dish antenna ("Antenna') for a period commencing as of the date that

Tenant installs the Antenna, as hereinafter defined, in the Antenna Area ("Term Commencement Date in respect of the Antenna Area") and terminating as of the termination date of the Lease. The "Antenna Area" shall be an area on the roof of the Building designated by Landlord. Tenant shall be permitted to use the Antenna Area solely for one (1) Antenna installed in accordance with specifications approved by Landlord in advance utilizing a frequency or frequencies and transmission power identified in such approved specifications which Tenant will be installing in the Antenna Area and no other frequencies or transmission power shall be used by Tenant without Landlord's prior written consent. Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building. The Antenna and any replacement shall be subject to Landlord's approval. Tenant's use of the Antenna Area shall be upon all of the conditions of the Lease except as follows:

      A. Tenant shall have no obligation to pay Annual Fixed Rent in respect of the Antenna Area;

      B. Tenant shall have no obligation to pay Annual Electricity Charge, Operating Expenses or Real Estate Taxes in respect of the Antenna Area.

      C. Landlord shall have no obligation to provide any services to the Antenna Area.

      D. Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as "Rooftop Installations") to the Antenna Area or to the Antenna without Landlord's prior written consent, which consent Landlord may hold it its sole discretion.

      E. Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant's representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord's reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord's reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord's approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

      F. At the expiration or prior termination of Tenant's right to use the Antenna Area, Tenant shall remove all Installations (including, without limitation, the Antenna) from the Antenna Area.

      G. Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by she installation or removal of any Rooftop Installations.

      H. Tenant shall have no right to sublet the Antenna Area.

      I. No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antenna other than Tenant.

      J. In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant's cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant's use of the Antenna in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant's use of the Antenna.

      K. Any services required by Tenant in connection with Tenant's use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant's expense, subject to Landlord's prior approval.

      L. To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason.

      M. Tenant shall take the Antenna Area "as-is' in the condition in which the Antenna Area is in as of the Term Commencement Date in respect of the Antenna Area.

      N. Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the Antenna Area and the Antenna.

      O. Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area ("Relocated Rooftop Area") on the roof of the Building suitable for the use of Rooftop Installations. In such event, Tenant shall, at Landlord's cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

      P. In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant's plans and specifications for the placement and installation of the Rooftop Installations in the Premises, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant's plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant's intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord's sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

      Q. In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Antenna Area.

      R. Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

      S. (i) Tenant recognizes that Landlord may wish to (and Landlord hereby reserves the right to) install a central Building system (the "Central Building System") capable of, among other things, providing Tenant with the type of service (to be) provided by Tenant's Rooftop Installations. If Landlord elects to install the Central Building System, (i) Tenant shall, upon Landlord's request and at Tenant's expense, remove its Rooftop Installations and other Alterations (including any existing cabling) from the Building and repair any damage caused their installation or removal, (ii) Tenant may, at Tenant's expense and subject to the provisions of this Agreement (including, without limitation, subparagraph P hereof), have access to and use (and tie into) the Central Building System for the uses permitted hereunder, and (ii) commencing upon Tenant's use of the Central Building System and continuing thereafter throughout the term, the Yearly Rent payable hereunder shall be adjusted to be that which is reasonably designated by

Landlord from time to time based upon Landlord's determination of the fair market value of the access rights to the Central Building System granted herein.

            (ii) Landlord shall maintain, repair or replace the Central Building System, in accordance with the standards for the repair and maintenance of such systems generally prevailing in the industry from time to time, so as to eliminate any material interruption or other adverse effects caused by malfunction, damage or destruction of the Central Building System, the cost of which shall be borne by Tenant if the problem was caused by the act or omission of Tenant or its agents, contractors or employees. Notwithstanding the foregoing, Landlord's obligation to maintain, repair or replace the Central Building System shall apply only to the extent necessary to reach premises in the Building that are then used by tenants after the malfunction, damage or destruction or that, if damaged or destroyed, will be again used by tenants upon the completion of restoration or repair thereof. In no event shall Tenant have any claim or right to make any claim against Landlord whatsoever for any damages, including, without limitation, consequential or incidental damages, or lost profits, in any such circumstance.

                                  ARTICLE XIII

                        CONDITION OF LANDLORD'S EXECUTION

      The parties hereby acknowledge that Landlord is only willing to execute this Lease in the event that the current tenant (the "Current Tenant") of the Premises agrees to terminate the term of its lease with Landlord. Therefore, Landlord shall have the right, exercisable upon written notice to Tenant, to render the foregoing Lease void and without further force or effect, unless both of the following events occur:

      A. Tenant executes and delivers to Landlord the foregoing Lease; and

      B. The Current Tenant executes and delivers to Landlord an agreement, in form and substance acceptable to Landlord, whereby the Current Tenant agrees to terminate the term of its lease with Landlord.

      EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                   LANDLORD:
                                   GATEWAY ROSEWOOD, INC.,
                                   a California corporation

                                   By: INVESCO Institutional (N.A.), Inc.
                                       (formerly known as INVESCO Realty
                                       Advisors, Inc.), Advisor

                                   By: INVESCO Real Estate Division

                                       By:/s/ Michael Kirby
                                          -------------------------------
                                       Name: Michael Kirby
                                       Title: Vice President

                                       TENANT:
                                       MANHATTAN ASSOCIATES, INC.

                                       By:/s/Edward K. Quibell
                                          -------------------------------
                                       (Name)       (Title)
                                       Hereto Duly Authorized
                                       Edward K. Quibell - CFO

                                       [APPROVED BY LEGAL
                                        MANHATTAN ASSOCIATES(R)]

                                    EXHIBIT A

                               DESCRIPTION OF LOT

      The land in Burlington, Middlesex County, Massachusetts being shown as Lot 75 on a plan by Raymond C. Pressey, Inc. dated December 16, 1980 filed with the Land Court Engineer's office as Plan No. 26172R and bounded and described according to said plan as follows:

by the southwesterly line of South Bedford Street, one hundred fifty (150) feet;

SOUTHWESTERLY, SOUTHEASTERLY AND NORTHEASTERLY by Lot 74 on said plan, thirty-five (35) feet, ninety-seven and 70/100 (97.70) feet, five hundred seventy-one and 80/100 (571.80) feet and four hundred forty-eight (448), respectively;

by the northwesterly line of Northern Circumferential Highway (Route 128 non access), eight hundred seventy-nine and 81/100 (879.81) feet;

by Lot 27 as shown on said plan, five hundred eight and 19/100 (508.19) feet;
and

by Lots 73 and 68 shown on said plan, one thousand four hundred sixty-three and 37/100 (1463.37) feet.

                                    EXHIBIT B

                                 LANDLORD'S WORK

      A. For the purposes of Article II of the Lease, the "Substantial Completion Date" shall be the date that (i) Landlord's Work, as defined in Paragraph B hereof, has been completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e., so-called "punch list" items) and (ii) Tenant has received Landlord's certificate of substantial completion of the Premises in accordance with clause
(i) of this Paragraph A. Notwithstanding the foregoing, if Landlord is delayed in the performance of Landlord's Work by reason of any Tenant Delay, as hereinafter defined, then the Substantial Completion Date shall be deemed to be the date as of which Landlord would have achieved the Substantial Complete Date but for such Tenant Delays.

      B. Notwithstanding anything to the contrary in this Lease contained, Tenant shall take the Premises "as-is", without any obligation on the part of Landlord to prepare the Premises for Tenant's occupancy, except for the work ("Landlord's Work") shown on the plans and specifications referenced on Exhibit C attached to the Lease.

      C. Tenant shall pay to Landlord, as additional rent, the cost of any changes to Landlord's Work within thirty (30) days of billing therefore.

      D. Landlord agrees to use due diligence to complete Landlord's Work on or before the Scheduled Term Commencement Date as set forth in Article I to the Lease. However, except as set forth in Paragraph K of this Exhibit B, the failure to have the premises ready for Tenant's occupancy on the Scheduled Term Commencement Date shall in no way affect the validity of the Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of the Lease. Except as set forth in Paragraph K of this Exhibit B, if the Substantial Completion Date does not occur on the Scheduled Term Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

      D. Tenant shall, within three (3) business days of request therefor, respond to any request from Landlord or Landlord's architect for approvals, authorizations to proceed or information in connection with Landlord's Work.

      E. Tenant shall promptly pay to Landlord any additional costs to Landlord in connection with the completion of the Premises in accordance with the terms of the Lease and of this Exhibit B if such additional cost is in whole or in part the result of any Tenant Delay. Such additional rent shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's invoice therefor. For the purposes of hereof:

      - "Tenant Delays" shall defined as any delays in the performance of Landlord's Work to the extent caused by: (i) changes in Landlord's Work, (ii) long leadtime items, (iii) Tenant's failure or omits to timely supply information, approve plans, specifications or estimates, or give authorizations, (iv) Tenant's failure to honor or perform its obligations under this Lease, or (v) the acts or omissions of Tenant, or Tenant's agents, employees or contractors; and

      - "Additional costs to Landlord" shall mean the costs over and above such costs as would have been the aggregate costs to Landlord of completing the Premises in accordance with the terms of the Lease and this Exhibit B had there been no such failure, omission or delay.

Nothing contained in this Paragraph E shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in the Lease.

      F. Landlord's architect's certificate of substantial completion, given in good faith, or of any other facts pertinent to this Exhibit B shall be deemed conclusive of the statements therein contained and binding upon Tenant, unless, within seven (7) days of Tenant's receipt of such certificate, Tenant gives Landlord written notice setting forth, with specificity, Tenant's objections thereto.

      G. In the event that Tenant engages any separate contractors in the initial construction of the Premises, Tenant and Tenant's contractors shall comply with the provisions of Paragraph 3.1(c) and Exhibit G to the Lease, and Tenant's contractors shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work, or any damages which might occur to any work or materials to be installed by Landlord's Contractors in the Premises.

      H. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Exhibit B unless not later than the end of the second calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation; provided however, that with respect to latent defects in any portion of Landlord's Work, Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless, not later than the date eleven months and two weeks after the date Landlord substantially completes Landlord's Work, Tenant shall give written notice to Landlord specifying the respects in which Landlord has not performed any such obligation.

      I. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Annual Fixed Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Paragraph C and F hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

      J. Landlord will give Tenant reasonable advance notice of the date on which the Premises will be ready for any contractors engaged by Tenant in the preparation of the Premises for Tenant's occupancy and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors. Such access by Tenant's contractors shall be with Landlord's prior written consent, which shall not be unreasonably withheld, during normal business hours and without payment of rent and shall otherwise be in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

      K. If the Term Commencement Date shall not have occurred on or before October 8, 2004, then, and as Tenant's sole remedy, (i) the Rent Commencement Date shall be delayed one (1) day for each day ("Day of Delay") between the date as of which the Term Commencement Date occurs and October 8, 2004. For example, if the Term Commencement Date occurs on October 18, 2004 (a delay of ten (10) days), then the Rent Commencement Date shall occur on December 28, 2004; and
(ii) The Termination Date of the Lease shall be extended by the same number of days as the number of Days of Delay. For example, if the Term Commencement Date occurs on October 18, 2004 (a delay of ten (10) days), then the Termination Date shall occur on December 28, 2010.

                                    EXHIBIT C

                  PLANS AND SPECIFICATIONS FOR LANDLORD'S WORK

                      [Architectural Design of Floor Space]

                      [Manhattan Associates
                            2nd Floor
                      67 South Bedford Street
                      Burlington MA 01803]

                      Construction Drawings Completed By:
                      The McKenna Group Limited

                                 Date:

                            August 16, 2004

                      -    DM: Demolition Plan

                      -    CN: Construction Plan

                      -    E: Electrical Plan

                      -    RC:  Reflected Ceiling Plan

                      -    EL/DL: Interior Elevations and Door Schedule

                                    EXHIBIT D

                      Building Standard Tenant Improvements

                 Attached to and made part of Lease dated as of

                                     Between

                             Gateway Rosewood, Inc.

                                       and

                           Manhattan Associates, Inc.

A.    Partitions

      Partitions shall extend six inches beyond the ceiling height and be comprised of 2 1/2" metal studs and one (1) layer of 5/8" gypsum board on each side of the studs. All partitions shall have a vinyl base 4" high, color selections from building standard.

B.    Tenant Entries

      1. Where possible, Tenants will have double-leaf, full height mahogany doors set in a wood frame with glass sidelights on each side.

      2. Alternatively, a single-leaf full-height mahogany door set in a wood frame with a glass sidelight.

      3. First Floor - all Tenant Entries visible to the first floor lobby areas will consist of double glass doors with butt-glazed glass on each side.

C.    Interior Doors

      Solid core with sealed or stained mahogany face, set in aluminum frames. Hardware shall include 1 1/2 pairs of paint grade butts, a lever handled chrome finished lockset and one floor stop.

D.    Paint

      All building standard interior partitioning shall receive two (2) coats of eggshell latex paint, one (1) color per room.

E.    Ceiling

      Acoustical ceiling shall consist of 3/4", foil backed, revealed edge, 2' x 2' U.S.G. Glacier textured ceiling tiles.

F.    Flooring

      J&J Industries "Echelon" 30 oz. plush nylon pile carpet, or a carpet of equivalent cost and quality should appropriate color be available.

G.    Electrical Outlets

      15 amp. 120 volt duplex wall-type electrical outlet.

H.    Telephone Outlets

      Wall-type telephone pull string prepared to receive a telephone outlet, installation by Tenant's telephone company.

I.    Lighting

      One (1) 2' x 4' fluorescent light fixture with parabolic reflector and (1) 18 cell cover shall be provided for each 80 square feet of Useable Area.

J.    Switching

      One (1) single pole light switch with brushed chrome cover shall be provided for each 314 square feet of Useable Area.

K.    Sprinklers

      One (1) recessed chrome pendant sprinkler head shall be provided to meet all applicable code requirements.

L.    Sun Control

      All exterior windows shall receive Louver Drape Model El Elite Vertical Blinds with solid vinyl traversing and rotating louvers. Track will be finished in bronze baked enamel to match window frames.

M.    Drinking Fountain

      All floors will have a drinking fountain accessible to all Tenants on the floor.

N.    Wet Stacks

      Wet Stacks containing cold water, waste and vents will be available on each floor.

O.    Heating, Ventilating and Air Conditioning

      A variable air volume (VAV) system will be employed for both heating and air conditioning.

P.    Exit Sign

      One (1) exit sign shall be provided for every 1,000 square feet of Useable Area or an appropriate amount to meet local and national codes and regulations.

Q.    Emergency Light

      One (1) emergency light shall be provided for every 1,000 square feet of Useable Area or an appropriate amount to meet local and national codes and regulations.

                                    EXHIBIT E

                                Landlord Services

                    Attached to and made part of Lease dated

                                     Between

                             Gateway Rosewood, Inc.

                                       and

                           Manhattan Associates, Inc.

1. CLEANING

      A.    Office Area

            Daily: (Monday through Friday, inclusive. Holidays excepted.)

            Empty and clean all waste receptacles and ash trays and remove waste material from Premises; wash receptacles as necessary.

            Sweep and dust mop all uncarpeted areas using a dust-treated mop.

            Vacuum all rugs and carpeted areas.

            Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

            Wash clean all water fountains.

            Remove and dust under all desk equipment and telephones and replace same.

            Wipe clean all brass and other bright work.

            Hand dust all grill work within normal reach.

            Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

            Weekly:

            Dust coat racks, and the like.

            Remove all finger marks from private entrance doors, light switches and doorways.

            Quarterly:

            Render high dusting not reached in daily cleaning to include:

            Dusting all pictures, frames, charts, graphs, and similar wall hangings.

            Dusting all vertical surfaces, such as walls, partitions, doors and bucks.

            Dusting of all pipes, ducts and high moldings.

            Dusting of all venetian blinds.

      B.    Lavatories

            Daily: (Monday through Friday, inclusive, holidays excepted.)

            Sweep and damp mop floors.

            Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

            Wash both sides of all toilet seats.

            Wash all basins, bowls and urinals.

            Dust and clean all powder room fixtures.

            Empty and clean paper towel and sanitary disposal receptacles.

            Remove waste paper and refuse.

            Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

            A sanitizing solution will be used in all lavatory cleaning.

            Monthly:

            Machine scrub lavatory floors.

            Wash all partitions and tile walls in lavatories.

      C.    Main Lobby, Elevators, Building Exterior and Corridors

            Daily: (Monday through Friday, inclusive, holidays excepted.)

            Sweep and wash all floors. (Buff both main public lobby floors.)

            Wash all rubber mats.

            Clean elevators, wash or vacuum floors, wipe down walls and doors.

            Spot clean any metal work inside lobby.

            Spot clean any metal work surrounding Building Entrance doors.

            Weekly:

            All resilient tile floors in public areas to be treated equivalent to spray buffing.

      D.    Window Cleaning

            Windows of exterior walls will be washed semiannually.

      E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

II. HEATING, VENTILATING, AIR CONDITIONING

      A. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.), Sundays and holidays excepted.

      After hours heating, venting and air conditioning to be billed to tenant at cost, including reasonable cost and management expense.

      B. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 2.5 watts per square foot of usable area. In the event Tenant exceeds this condition or introduces onto the Premises equipment which overloads the system, and/or in any other way causes the system not adequately to perform their proper functions, supplementary systems may at Landlord's option be provided by Landlord at Tenant's expense, and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such supplementary systems.

III. WATER

      A. Cold water at temperatures supplied by the local utility water mains for drinking, lavatory, kitchen, restaurant and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures; provided however, that Landlord may, at its expense, install a meter or meters to measure the water supplied to any kitchen (including dishwashing) and restaurant areas in the Premises, in which case Tenant shall upon Landlord's request reimburse Landlord for the cost of the water (including heating thereof) consumed in such areas and the sewer use charge resulting therefrom.

      Notwithstanding anything to the contrary in the Lease contained, Landlord shall, at Tenant's request and at Tenant's cost, perform any maintenance, repairs and replacements necessary for any hot water heaters serving the Premises and Landlord shall arrange for the unclogging of drains within the Premises.

IV. ELEVATORS

      A. The passenger elevator system shall be in automatic operation and available to Tenant at all times. Use of the elevators for service purposes will have to be scheduled with the Landlord and coordinated with the needs of the other tenants.

V. ELECTRICAL SERVICE

      A. Landlord shall provide electric power for up to 1.8 watts per square foot of usable area for lighting plus 1.0 watts per square foot of usable area for office machines through standard receptacles for the typical office space.

      B. Landlord, at his option, may require separate metering and billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that require either 3-phase electrical power or any voltage other than 120. Landlord will furnish and install at Tenant's expense all replacement lighting tubes, lamps, and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

                                    EXHIBIT F

                                   FLOOR PLAN

             [Architectural Schematic of Second Floor, Center Space]

                                  [16,422 RSF]

                               EXHIBIT G, SHEET 1
                    (Required Tenant Work General Conditions)

      The following General Conditions are promulgated pursuant to Section 3.1 of the Lease ("Lease").

1.    DEFINITIONS

      1.1  Building:            Burlington Business Center

      1.2  Consultant:          Any architectural, engineering, or design
                                consultant engaged by a Tenant in connection with Tenant Work.

      1.3  Contractor:          Any Contractor engaged by a Tenant of the
                                Building for the performance of any Tenant Work, and any Subcontractor employed by any such Contractor.

      1.4  Plans:               All architectural, electrical and mechanical
                                construction drawings and specifications required for the proper construction of the Tenant Work.

      1.5  Regular Business
           Hours: Monday through Friday, 9:00 a.m. through 5:00 p.m., holidays excluded.

      1.6  Construction
           Coordinator:         Such individual or organization as Landlord may
                                designate from time to time.

      1.7  Senior Tenant
           Design Coordinator:  Such individual as Landlord may designate from time to time.

      1.8  Tenant:              Any occupant of the Building.

      1.9  Tenant Work:         Any alterations, improvements, additions,
                                repairs or installations in the Building performed by or on behalf of any Tenant.

      1.10 Tradesperson:        Any employee (including, without limitation, any
                                mechanic, laborer, or Tradesperson) employed by a Contractor performing Tenant Work.

2.    GENERAL

      2.1 All Tenant Work shall be performed in accordance with these General Conditions and the applicable provisions of the Lease.

      2.2 The provisions of these General Conditions shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

3.    PRECONSTRUCTION NOTIFICATION AND APPROVALS

      3.1  Approval to Commence Work

           a. Tenant shall submit to Construction Coordinator, for the approval of Retail Construction Coordinator, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

           b. No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Article
           3.2 below have been received for the Tenant Work in question and unless Construction Coordinator has approved the matters set forth in Article 3.2 below.

      3.2 No Tenant Work shall be performed unless, at least one (1) business day before any Tenant Work is to begin, all of the following has been provided to the Construction Coordinator and approved. In the event that Tenant proposes to change any of the following, the Construction Coordinator shall be immediately notified of such change and such change shall be subject to the approval of the Construction Coordinator.

           a. Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdown of building systems.

           b. List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation of each Contractor and Subcontractor.

           c.    Names and telephone numbers of the supervisors of the work.

           d. Copies of all necessary governmental permits, licenses and approvals.

           e. Proof of current insurance, to the limits set out in Exhibit A to these General Conditions, naming Landlord and Construction Coordinator as an additional insured party.

           f. Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

           g. With respect to Bonded Projects, as defined in Section 3.1(c ) of the Lease, Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

           h. Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord, which approval shall not be unreasonably withheld.

      3.3  Reporting Incidents

           All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant's property shall be reported immediately to the Construction Coordinator. A written report must follow within 24 hours.

4.    CONSTRUCTION SCHEDULE

      4.1  Coordination

           a. All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

           b. All schedules for the performance of construction, including materials deliveries, must be coordinated through the Construction Coordinator. The Construction Coordinator shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

           c. If any Tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord. No Tenant Work will be performed in the Building's mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenant.

      4.2  Time Restrictions

           a. Subject to Paragraph 4.1 of these General Conditions, general construction work will generally be permitted during Regular Business Hours.

           b. Tenant shall provide the Construction Coordinator with at least twenty-four (24) hours notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Building Manager during periods outside of Regular Business Hours. Tenant shall pay for all additional supervisory and other premium costs incurred by Landlord as the result of any such Special Work. "Special Work" shall be defined as the following operations:

                 (1)   All utility disruptions, shutoffs and turnovers;

                 (2) Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

                 (3) Activities resulting in excessive dust or odors, including demolition and spray painting; and

                 (4) Any other work which Tenant proposes to perform outside of Regular Business Hours.

           c. If coordination, labor disputes or other circumstances require, the Construction Coordinator may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

5.    CONTRACTOR PERSONNEL

      5.1  Work in Harmony

           a. All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the Supplemental Conditions herein set forth as amended from time to time by Landlord.

           b. No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building.

           c. Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated by applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

           d. Tenant agrees that all Tenant Work shall be performed by any Contractors which shall work in harmony with all other labor and contractors working in or about the Property.

           e. Tenant shall use, and Tenant shall require the Contractor to use his best efforts to prevent work stoppages on the Premises, or elsewhere in the Building, to the extent attributable to work being performed on the Premises, irrespective of the reason for any such stoppage, in recognition of the fact that it is of the utmost importance to Landlord and all those occupying space in the Building that there be no interruption in the progress of the work.

      5.2  Conduct

           a. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradespersons' proper behavior and conduct.

           b. The Construction Coordinator reserves the right to remove anyone who, or any Contractor which is causing a disturbance to any Tenant or Occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord's standards. Tenant shall exonerate, indemnify and hold Landlord and the Construction Coordinator harmless from any loss, cost, damages, or liability incurred by reason of compliance with any such demand.

      5.3  Access

           a. All Contractors and Tradespersons shall contact the Construction Coordinator prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manager and all day on weekends and holidays will only be provided when twenty-four (24) hours advance notice is given to the Construction Coordinator.

           b. No Contractor or Tradesperson will be permitted to enter any private or public space in the Building except through entrances designated by the Construction Coordinator.

      5.4  Parking

           Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the Owner of such vehicle is employed.

6.    BUILDING MATERIALS

      6.1  Delivery

           a. All deliveries of construction materials shall be made at the predetermined times approved by the Construction Coordinator and shall be effected safely and expeditiously only at the location determined by the Construction Coordinator.

           b. Tenant shall give the Construction Coordinator at least twenty-four (24) hours notice of deliveries of any materials in the Building.

      6.2  Transportation in Building

           a. Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Construction Coordinator.

           b. Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall

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           include runners over carpet, padding in elevators and any other measures determined by the Construction Coordinator.

           c. Any damage caused to the Building through the movement of construction materials by any Contractor or otherwise caused by a Contractor shall be the responsibility of the tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to such tenant.

      6.3  Storage and Placement

           a. All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

           b. No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (1) authorized by the Construction Coordinator, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

           c. All materials required for the construction of the premises must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

           d. All work shall be subject to reasonable supervision and inspection by a representative of Landlord.

           e. No alterations to approved plans will be made without prior knowledge and approval of the Senior Tenant Design Coordinator. Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to Paragraph 10 of these General Conditions. At the time that such changes are prepared by the Tenant and approved by Landlord, Tenant shall submit such approved changes to the Construction Coordinator. At the time that any shop drawing is approved by the Senior Tenant Design Coordinator, Tenant shall submit such approved shop drawings to the Construction Coordinator.

           f. All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Construction Coordinator.

           g. It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

           h. All existing and/or new openings made through the floor slab for piping,

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           cabling, etc. must be firestopped in accordance with applicable codes. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

      6.4  Salvage and Waste Removal

           a. All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily and placed in a trash container designated by the Construction Coordinator, unless otherwise approved by the Construction Coordinator. For any demolition and debris, each Contractor must make arrangements with the Construction Coordinator for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Construction Coordinator, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenants engaging such Contractors.

           b. Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations,

           c. Contractors shall, prior to removing any item from the Building, notify the Construction Coordinator that it intends to remove such item. At the election of Construction Coordinator, Contractors shall deliver any such items to the Construction Coordinator. Such items will be delivered, without cost, to an area designated by the Construction Coordinator which area shall be within the Building or the complex in which the Building is located.

7.    PAYMENT OF CONTRACTORS

      Tenant shall promptly pay the cost of all Tenant Work so that Tenant's premises and the Building shall be free of liens for labor or materials. If any mechanic's lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within ten (10) days after Tenant has first notice of such mechanic's lien.

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8.    CONTRACTOR'S INSURANCE

      Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit A attached hereto. Each Contractor shall, prior to making entry into the Building, provide Landlord with certificates that such insurance is in full force and effect.

9.    SUBMISSIONS UPON COMPLETION

      a. Upon completion of any Tenant Work and prior to taking occupancy. Tenant shall submit to Landlord a permanent Certificate of Occupancy and final approval of any other governmental agencies having jurisdiction.

      b. Tenant shall submit to the Senior Tenant Design Coordinator a final "as-built" set of drawings showing all items of the work in full detail as required in the Tenant Design Criteria Manual. Tenant shall have no obligation to submit "as-built" drawings with respect to Landlord's Work.

10.   ADJUSTMENTS OF REGULATIONS

      In accordance with Section 5.4 of the Lease, Landlord has the right to cancel or amend these General Conditions.

11.   CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

      In the event of any conflict between the Lease and these General Conditions, the term of the Lease shall control.

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                                    EXHIBIT A
                                       TO
                     REQUIRED TENANT WORK GENERAL CONDITIONS

                     INSURANCE REQUIREMENTS FOR CONTRACTORS

      When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including in the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord and the Construction Coordinator shall be name as an additional insured party on all certificates.

INSURANCE

      Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

      Worker's Compensation
      (including coverage for Occupational Disease)

                                                     Limit of Liability

      Worker's Compensation                          As required by law
      Employer's Liability

      Comprehensive General Liability
      (including Broad Form Comprehensive Liability Endorsement, Contractual Liability assumed by the Contractor and the Tenant under Article 15.3 of the Lease and Completed Operations coverage)

                                                     Limit of Liability

      Bodily Injury & Property Damage                The applicable Minimum
                                                     Liability Insurance Limit,
                                                     as defined in Section
                                                     3.1(c)

      Comprehensive Automobile Liability
      (including coverage for Hired and Non-owned Automobiles)

                                                     Limit of Liability

   Bodily Injury & Property Damage                   The applicable Minimum
                                                     Liability Insurance Limit,
                                                     as defined in Section
                                                     3.1(c)

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INDEMNITY

      Each Contractor shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and Landlord's agents from and against any claims, losses, and damages arising out of the work performed by such Contractor, unless such claim, loss or damage arises from the negligence or willful misconduct of Landlord or its agents.

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                                    EXHIBIT H

                         BUILDING RULES AND REGULATIONS

1.    BUILDING ACCESS RESTRICTIONS

      Employee access to the building is through the main lobby.

2.    OBSTRUCTION OF SIDEWALKS, DOORWAY, VESTIBULE, HALLS, ETC.

      Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, umbrellas, boxes or other items to be placed therein by Tenant or its officers, agents, servants or employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

3.    PERMISSION REQUIRED FOR POSTING OR DISTRIBUTION OF PRINTED MATTER, ETC.

      No person shall post, distribute, exhibit, inscribe, paint or affix (or shall any person cause, direct or order the posting, distributing, exhibiting, inscribing, painting or affixing of) signs, advertisements, circulars, notices, posters, or printed or written or pictorial matter of articles or objects of any kind at, in, on or to any part of the common areas and facilities of One Burlington Business Center, In the event of the violation of the foregoing, the Building Management may remove the same without any liability, and may charge the expense and cost incurred for such removal to the person or persons violating this rule.

4.    SOLICITATION

      Solicitation of any kind is strictly forbidden unless approved in advance by the Building Management office.

5.    BUILDING STANDARD SIGNAGE

      No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size and style, and in such places, as shall be first approved in writing by the Property Manager in its discretion. Building standard suite identification signs will be prepared by the Property Manager at Landlord's expense, however, Tenant may install its own sign identification within the Premises, subject to Property Manager's approval thereof. Property Manager shall have the right to remove all unapproved signs without

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      notice to the Tenant, at the expense of the Tenant. It is also further understood that furnishings in Tenant's area which are viewed from the common area shall be subject to Property Management's approval.

6.    LOST ARTICLES

      Person finding lost articles at the Building shall turn them over to the Building Management Office. Articles not claimed by the owner within ninety days may be turned over to the finders thereof.

7.    LOST OR STOLEN PROPERTY

      Building Management shall not be responsible for lost or stolen personal property, money or jewelry from Tenant's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not.

8.    REQUESTS TO PERFORM WORK OR SERVICES

      Additional services requested by tenants will be backcharged by Lincoln Property Company to the tenant. This charge will include an hourly rate and material cost.

      All expenditures must be approved before any work begins through the Tenant Alteration process.

      No person shall request any building services employees to do any work or perform any service, but shall make all such request(s) directly to the Building Management Office (781) 238-4488.

      Each office Tenant of One Burlington Business Center shall submit a list of two authorized individuals to request service and approve expenditures to the Building Manager.

9.    INSTALLATIONS IN OFFICE AREAS

      No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by the Building Manager, which approval shall not be unreasonably withheld. Subject to obtaining Landlord's approval, as aforesaid, Landlord shall, at Tenant's request, without charge to Tenant, hang any whiteboards, cork boards, pictures and other typical corporate wall hangings on the walls in the Premises.

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

10.   ANIMALS AND PETS BARRED; EXCEPTION

      No animals shall be brought into or kept in or about the Building, with the exception of seeing-eye dogs.

11.   CLEANLINESS OF PREMISES

      Tenant shall cooperate with Lincoln Property Company's employees in keeping premises neat and clean.

12.   NOISE AND ODORS

      Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the premises, or otherwise interfere, injure or annoy in any way other Tenants, or persons having business with them.

13.   FOOD AND BEVERAGES

      No food and/or beverages shall be distributed from the premises, except in connection with the operation of vending machines installed for the exclusive use of Tenants employees or the operation of cafeteria for Tenants' employees.

14.   NO SMOKING POLICY

      The Building is a non-smoking facility. Smoking in any form, including but not limited to the smoking of cigarettes, cigars and pipes, is strictly prohibited anywhere in or on the Premises. Notwithstanding the foregoing policy, smoking may be permitted only in the areas of the exterior grounds designated by the Property Manager.

15.   STORAGE, ETC. OF CERTAIN MATERIALS AND SUBSTANCES PROHIBITED

      No person shall store, keep, handle, use, dispense, or transport at, in, or upon the Building, or bring into the Building for any purpose: (a) any firearms or any other weapons, except persons carrying firearms pursuant to and in compliance with the law and all licenses, permits, etc. including but not limited to authorized peace officers, customs, or express carrier employees or members of the armed forces of the United States; (b) any flammable, combustible, explosive, corrosive, oxidizing, poisonous, compressed or otherwise offensive fluid, gas, chemical, substance or material, at such time or place or in such manner or condition as to endanger unreasonably or as to be likely to endanger unreasonably persons or property; or (c) any radioactive materials.

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

16.   TAMPERING WITH CONTROLS, EQUIPMENT, ETC. PROHIBITED

      No person shall tamper with any One Burlington Business Center building controls, machinery, or equipment including without limitation thermostats, heater valves, sprinkler valves and devices, or blower motors.

17.   OVERLOADING OF UTILITY, MECHANICAL, ETC. SYSTEMS PROHIBITED

      No person shall keep, maintain, place or install, use or connect at the Building any equipment or engage in any activity or operation at the Building which will cause or tend to cause an overloading of the capacity or any electrical circuit or system or portion of any other utility, mechanical, electrical communication or other systems servicing the Building. No person shall do or permit to be done anything which may interfere with the effectiveness or accessibility or existing and future utility, mechanical, electrical, communication or other systems or portions thereof at the Building.

18.   OVERTIME HEATING AND AIR CONDITIONING

      All requests for overtime air conditioning and/or heat must be submitted in writing to the Building Management office using the Maintenance Request Form. A fee is charged for overtime HVAC.

19.   ACCESS TO MECHANICAL AREAS

      Tenant will not relocate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Building Manager's access will be at Tenant's expense. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

20.   LOCATION OF HEAVY OBJECTS

      Lincoln Property Company shall have the right to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floors of the Premises. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of Tenant.

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

21.   MOVEMENT OF FURNITURE AND EQUIPMENT

      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Building Manager shall designate. All such movement shall be under the supervision of Building Manager by prearrangement before performance. Such prearrangement initiated by a Tenant shall include determination by Building Manager, and subject to this decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any item from being brought into the Building. The Tenant assumes all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Lincoln Property Company if damaged or injured as a result of an act in connection with carrying out this service a for an Tenant from time of entering property to completion of work; and Lincoln Property Company shall not be liable for acts of any persons engaged in or any damage or loss of any said property or persons resulting from any act in connection with such service performed for an Tenant.

22.   INSTALLATION AND REMOVAL OF HEAVY EQUIPMENT

      Tenants shall notify the Building Manager when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Lincoln Property Company on such conditions as Lincoln Property Company shall require. Additional costs related to the installation of such equipment, such as for elevator use of window removal, will be borne by Tenant.

23.   CORRIDOR AND STAIRWELL DOORS

      Corridor doors, when not in use, shall be kept closed. Tenant shall lock all office doors leading to corridors and turn out all lights at the close of the working day.

24.   RIGHT RESERVED TO INSPECT FREIGHT, ARTICLES, PACKAGES, ETC. BROUGHT IN AND
      OUT

      The Building Management reserves the right to inspect all freight and other articles including hand-carried packages brought into or out of the Building.

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25.   BICYCLE AND MOTORCYCLE PARKING

      No bicycles, motorcycles or similar vehicles will be allowed in the Building. Parking for such vehicles will be allowed only in areas designated by the building manager.

26.   PARKING RULES AND REGULATIONS

      Tenant personnel shall comply with reasonable parking rules and regulations as may be posted and distributed form time to time. Refer to the parking policies section of this manual for standard parking procedures.

27.   KEYS AND LOCKS

      No additional locks shall be placed upon any door without the prior written consent of the Building Manager. All necessary keys shall be furnished by the Building Manager, and the same shall be surrendered upon termination of Tenant's Use. Tenant shall then give Building Manager or his Tenant an explanation of the combination of all locks on the doors or vaults.

28.   FIRE SAFETY RULES AND REGULATIONS

      All Fire Safety Rules and Regulations are set forth by the Town of Burlington Fire Department Code, and the Massachusetts State Building Code.

      A. No occupants of One Burlington Business Center shall use or allow the use of any of the following:

            1. Multi-plug adapter at convenience outlets, except those approved by Building Management (Landlord hereby agreeing that it will not unreasonably withhold its consent to power strips).

            2. Any extension cord other than heavy duty cord authorized in writing by Building Management and listed and approved by Underwrites Laboratories, Inc.

            3. Any temporary wiring except as provided for in the Boston Edison Code and approved by Building management.

            4. Any electrical appliance or equipment not listed and approved by underwriters.

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      All occupants of One Burlington Business Center shall at all times maintain such space as to permit all persons within to expeditiously leave in the event of an emergency through any door opening on to any public corridor.

29.   BUILDING EVACUATIONS

      Building Management has the right to evacuate the Building in the event of an emergency or catastrophe.

30.   SECURITY PROCEDURES

      Tenant will comply with all requirements necessary for the security of the premises, including the use of security control cards for after hours entry.

31.   USE OF PREMISES FOR LODGING OF SLEEPING

      No portion of the Building shall be used for the purpose of sleeping or lodging rooms.

32.   INSTALLATION OF WINDOW TREATMENTS

      Prior written approval, which shall be at Building Manager's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Building Manager will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

33.   AMENDMENTS TO RULES AND REGULATIONS

      Lincoln Property Company reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenant and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed. Landlord agrees that it shall not discriminate between Tenant and other similarly situated tenants in the enforcement or implementation of any rules or regulations.

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      The Building Rules and Regulations Booklet was developed by Lincoln
      Property Company, One Burlington Business Center Property Manager, to insure the safety of tenants and their employees. If you have questions or require further information on any of the policies set forth in the Building Rules and Regulations Booklet, please contact Lincoln Property Company at (781) 238-4488.

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                                    EXHIBIT I

                   BUILDING ALTERATIONS RULES AND REGULATIONS

The following rules and regulations shall be followed by all contractors performing work for Tenant:

1.    HOURS OF WORK

      No construction personnel are allowed in Building common areas on occupied floors during the hours of 9:00 a.m. to 5:00 p.m. unless approved by building management. Exception: Entry and exit from Tenant's area under construction via the elevator.

2.    ELEVATOR ACCESS

      Elevator access should be coordinated with Building Management.

3.    MUSIC

      No loud music is allowed in construction areas. Doors to spaces on occupied floors shall be closed at all times.

4.    CLEANLINESS OF PREMISES

      Areas under construction as well as storage areas, and all unoccupied space are to be kept clean and in an orderly fashion.

5.    LOADING & UNLOADING

      Contractor is to use only designated areas for working, loading and unloading, and trash containment and removal. The Building shall not be responsible for the removal of construction debris or clean-up. The contractor shall be responsible for providing adequate dump truck service at its sole expense.

6.    REMOVAL OF DEBRIS

      The contractor shall be held responsible for leaving the construction area completely cleaned and broom swept, and free of all rubbish and debris. Additionally, the contractor shall be held responsible for the protection and cleaning of interior glass, venetian blinds, and drapes. Areas adjacent to the work area are to be kept clean and free of stored materials.

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7.    DUST BARRIERS

      Contractor shall be responsible for providing construction walk-off mats to be utilized and maintained where deemed necessary by common sense and Building Management. This will include spare carpet to scuff dust and dirt off work footgear. The contractor must also supply and install polyethylene dust barriers when and where deemed necessary by Management.

8.    DAILY CLEAN UP

      Occupied floors with area under construction are to have all construction debris (vacuumed if necessary) removed from Building common areas (corridors, restrooms, elevator lobbies, service elevator lobby, stairwells, electrical and mechanical rooms, etc.) on a daily basis. No staging of materials will be permitted in hallways, lobbies, sidewalks or other areas that can be seen by the public.

9.    NO LOITERING

      Construction personnel are confined to those areas in which they are working. They will not be allowed to congregate on grounds.

10.   DUMPSTERS

      Area around trash dumpsters and parking areas are to be kept clean by contractor.

11.   ALCOHOLIC BEVERAGES

      Contractors are not allowed to consume or bring to the property alcoholic beverages.

12.   LANDSCAPING

      Construction personnel are prohibited to travel on landscaped areas.

13.   REMOVAL OF MATERIALS

      No owner-supplied material is to leave the job site.

14.   BACK CHARGING FOR CLEAN UP

      Contractor's failure to remove material or clean up work area, will result in Lincoln Property Company performing the work, and holding all costs for the Contractor's account.

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15.   WELDING AND CORE DRILLING

      All/any burning or welding, core drilling and other extremely noisy or messy jobs must be prearranged through the Building Management Office prior to doing the work. Burning and welding requires prior notification to Management and shall be performed only with an assistant who will hold an ABC fire extinguisher or firewatch provided by the Burlington Fire Department and observe said procedure at all times. Welding and burn permits must be submitted to the building management office prior to work commencing from the Burlington Fire Department.

16.   LIFE SAFETY SYSTEMS

      Under no circumstances will any work be performed on the base building MEP systems or life support systems without prior approval of the Building Management Office (i.e., fire sprinkler system, smoke detector system, water supply system, sanitary/storm system, and main electrical distribution system, etc.) All equipment rooms must be attended to at all times during work. If the area is left unattended, it is to be secured.

17.   FIRE ALARM SYSTEM

      Fire Protection/Life Safety Systems shall not be disconnected or otherwise rendered unserviceable without first notifying the Building Management Office in writing. This must be done at least 48 hours in advance. Restoration of protective systems shall be diligently pursued.

18.   FIRE SAFETY

      Any perforation and/or penetration through any fire rated wall or partition, telephone closet and/or electrical closet must be completely fire safe.

19.   FIRE SYSTEM SHUTDOWNS

      Contractor will be responsible for any charges pertinent to fire alarm system and sprinkler supervisory shutdowns as they relate to contractor's work.

20.   STAIRWELLS

      Stairwell doors are not be wedged open under any circumstances.

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21.   CONTRACTING REPRESENTATIVE

      The General Contractor will provide a qualified representative for the full duration of his or any of his subcontractor's daily activities within the Building. The representative will be equipped with a voice page.

22.   CONTRACTOR EMPLOYEE IDENTIFICATION

      Identification will be required for all construction personnel and said personnel must comply with any and all check-in/check-out procedures as required by Tenant and Management.

23.   DELIVERY OF MATERIALS

      All work, material delivery and access to Building before 7:30 a.m. or after 5:00 p.m. and on weekends and holidays, must be coordinated with Building Management in advance. Any access to Tenant's space must be arranged by the Tenant.

24.   PROFANITY

      Any contractor acting in a less than professional manner will be removed from the project and prohibited future access (i.e., use of profanity, lewd remarks to tenants, etc.)

25.   SECURITY OF TOOLS

      Contractor is responsible for securing all materials and tools as well as that of his subcontractors.

26.   PUNCHLIST INSPECTION

      No work will be accepted as complete or final without a final punchlist and inspection approval by Lincoln Property Management.

27.   CONTRACTOR EMPLOYEE TRAINING

      Contractor and all employees, as well as subcontractors and their employees must be properly trained and certified for work they perform.

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28.   PLAN SUBMITTAL

      It is a requirement that three (3) complete sets of construction drawings and specifications be submitted to the Building Management Office prior to the commencement of any construction activity. There will be no exceptions to this requirement.

29.   HVAC REQUIREMENTS

      Contractor and/or Tenant shall provide heat load calculations and utility load calculations based on total square foot of buildout per floor; provided however, that Tenant shall have no obligation to provide such calculations with respect to Landlord's Work. Anything that exceeds normal building consumption or HVAC capacities for that area will be the responsibility of the Tenant. This is so that other Tenants do not absorb additional costs and the building operating costs are not elevated.

      Calculations should include:

      A. Electrical consumption of all devices, equipment fixtures or specialty items that require electricity.

      B. Heat load should include computer and copy equipment, lighting or persons working in the area, and all other heat-producing items.

      C. Consumption and requirements for domestic, condenser/cooling tower, and chilled water. Sewage charges may be included and added depending on usage.

30.   FEES AND ADDITIONAL COSTS

      The Tenant shall pay the full cost of all Tenant initiated alterations, additions, and improvements, including construction management fees and other costs in connection with such work (including without limitation, all costs incurred by the building, along with the cost of any additional building services consumed by the Tenant as a result of such work. This includes fees incurred by the building to update and modify all as-built CAD drawings.

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31.   AMENDMENTS TO BUILDING ALTERATIONS RULES AND REGULATIONS

      Lincoln Property Company reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of One Burlington Business Center building, the operation thereof, the preservation of good order therein and the protection and comfort of the Tenant and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed.

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